Exhibit 99.1

Contact:	Suzanne Hurt Bottomline Technologies 603-501-5203 shurt@bottomline.com

Bottomline Technologies Reports Fourth Quarter Results

Company Concludes Year of Significant Progress

with Improved Operating Results

PORTSMOUTH, N.H. – August 12, 2003 – Bottomline Technologies® (Nasdaq: EPAY), a leading global technology provider of Financial Resource Management (FRM) software and services, today reported financial results for the fourth quarter and fiscal year ended June 30, 2003.

Revenues for the fourth quarter were $18.6 million compared with $17.5 million in the fourth quarter of last year. The net loss for the fourth quarter was $1.8 million, or a net loss per share of $0.11, compared with a net loss of $10.3 million and a net loss per share of $0.66 in the fourth quarter of last year, reflecting a decrease in the amortization of intangible assets and the overall reduction of operating expenses during the fiscal year.

During the fourth quarter, operating expenses included net acquisition-related charges of $2.1 million, which represented amortization of intangible assets of approximately $2.2 million and a benefit of $24,000 associated with the forfeiture of unvested stock options assumed in the acquisitions. Excluding these acquisition-related items, pro forma net income for the fourth quarter was $349,000, or pro forma net income per share of $0.02.

“We completed a year of significant progress, transitioning from quarterly losses to the latest quarter’s profitability before acquisition-related items,” said Joe Mullen, president and CEO of Bottomline Technologies. “We are encouraged by the continued improvement in the operating results of the Company. In addition to the quarter’s financial achievement, we were named as the first accredited web solution for the new UK electronic payment marketplace which we expect will create new customer opportunities for the upcoming fiscal year.”

Revenues for the twelve months ended June 30, 2003 were $71.3 million. The net loss for the twelve months ended June 30, 2003 was $27.9 million, or a net loss per share of $1.78.

The results for the twelve months ended June 30, 2003 include the cumulative effect of an accounting change in the amount of $13.8 million related to a goodwill impairment charge recorded by the Company in connection with the transition to FASB Statement 142. The net loss before the cumulative effect of the accounting change was $14.1 million, or a net loss per share of $0.90.

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During the twelve months ended June 30, 2003, operating expenses included acquisition-related charges of $8.9 million, which represented amortization of intangible assets of approximately $8.8 million and amortization of stock compensation charges of $71,000 associated with stock options assumed in the acquisitions. Excluding these acquisition-related charges and before the cumulative effect of the accounting change, the pro forma net loss for the twelve months ended June 30, 2003 was $5.2 million, or a pro forma net loss per share of $0.33.

Bottomline has presented non GAAP financial measures in the form of pro forma results as part of this earnings release since management believes it is a more accurate measurement of Bottomline’s overall operating performance. A reconciliation of the GAAP net loss to the pro forma results for the fourth quarter and fiscal year is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2003	2002	2003	2002
GAAP Net Loss	$(1,797)	$(10,344)	$(27,854)	$(38,789)
Cumulative Effect of Accounting Change	—	—	13,764	—
Amortization of Intangible Assets	2,170	8,618	8,830	33,634
Stock Compensation (Benefit) Expense	(24)	104	71	411

Pro forma Income (Loss)	$349	$(1,622)	$(5,189)	$(4,744)

Customer Highlights:

•	Sold financial resource management solutions to new and existing customer organizations, including Travelex, Morgan Stanley Dean Witter, Fahnestock & Co., Inc., State Compensation Fund of Arizona, GMAC Residential Corp., National City Corporation, United Nations, and Nissan North America.

•	Safeco Insurance Company of America completed its rollout of Bottomline’s Legal e-Billing service allowing it to streamline the legal invoice review process for its nationwide network of claims adjustors.

•	Cargo Net Services Corporation is now in production through Citibank e-Billing, representing a biller network with over 4,000 users.

•	Continued the successful migration of US technology to Europe by selling WebSeries solutions to AVIVA, Europe’s largest insurance company, Eversheds, the UK’s largest law firm, and British Airways.

•	Deutsche Bank selected Bottomline to provide a fully managed multi-currency check and draft service. The new service is an extension of the bank’s global cash management services to corporate and financial institution customers.

•	Selected by AMP, a leading international financial services business with approximately 8 million customers worldwide, for financial process outsourcing of its multi-currency check service.

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Corporate and Product Highlights:

•	Bottomline’s WebSeries Payment Platform became the first UK thin client, web enabled, electronic payment solution to be accredited for BACSTEL-IP connection by BACS Limited, the UK’s clearing house for electronic payments.

•	Selected by SAP as the preferred supplier of BACSTEL-IP software for the SAP Business One solution.

•	For the second consecutive year, members of the SAP user community named Bottomline’s multi-payment platform as one of the top tools that complemented and extended their SAP business solution platform.

•	HSBC extended its strategic partnership with Bottomline for an additional 3 years under which Bottomline will support the bank’s advance check and bill issuance service.

•	The acquisition of certain assets of A1 Group of Companies, Ltd., a BACS service provider offering outsourced BACS payments, was completed.

Bottomline will host a conference call to discuss its financial results beginning at 5:00 p.m. today. Please see the corresponding advisory issued August 5, 2003 for information on the call. The call will also be broadcast live at www.bottomline.com and a replay will be available on the website following the call.

About Bottomline Technologies

Bottomline Technologies® (Nasdaq: EPAY) is a leading global technology provider of Financial Resource Management (FRM) solutions. Bottomline’s comprehensive set of FRM offerings enables businesses and financial institutions to more effectively manage their critical financial transactions, cash decisions and trading partner relationships, leveraging the Web. FRM applications include Electronic Payments and Cash Management, Electronic Invoice Receipt and Management, Electronic Invoice Presentment and Payment (EIPP), Electronic Banking and Information Reporting. Founded in 1989, Bottomline maintains its corporate headquarters in Portsmouth, NH and international headquarters in Reading, England. For more information, visit Bottomline on the Web at www.bottomline.com, or dial (800) 243-2528 or (603) 436-0700.

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Cautionary Language

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding future market opportunities. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. More information about potential factors that could affect the company’s business and financial results is included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q including (without limitation) under the captions, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Factors That May Affect Future Results”, which are on file with the Securities and Exchange Commission (http://www.sec.gov). The accompanying condensed statements of operations and balance sheets are an integral part of this announcement.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,
	2003	2002
Revenues:
Software licenses	$3,324	$3,525
Service and maintenance	11,022	9,441
Equipment and supplies	4,271	4,502

Total revenues	18,617	17,468

Cost of revenues:
Software licenses	657	517
Service and maintenance	4,709	4,525
Equipment and supplies	3,529	3,360

Total cost of revenues	8,895	8,402

Gross profit	9,722	9,066

Operating expenses:
Sales and marketing	3,681	5,288
Product development and engineering:
Product development and engineering	3,035	3,408
Stock compensation expense	(24)	104
General and administrative	2,583	2,406
Amortization of intangible assets	2,170	8,618

Total operating expenses	11,445	19,824

Loss from operations	(1,723)	(10,758)

Other income (expense), net	(59)	271

Loss before provision (benefit) for income taxes	(1,782)	(10,487)
Provision (benefit) for income taxes	15	(143)

Net loss	$(1,797)	$(10,344)

Net loss per share:
Basic and diluted	$(0.11)	$(0.66)

Shares used in computing net loss per share:
Basic and diluted	15,938	15,665

Pro forma (excluding acquisition-related charges):(1)
Net income (loss)	$349	$(1,622)

Basic and diluted net income (loss) per share (2)	$0.02	$(0.10)

(1)	Pro forma presentation excludes amortization of intangible assets and amortization of stock compensation expense, net of tax.
(2)	Shares used in computing pro forma diluted net income per share for the three months ended June 30, 2003 were 16,442.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Twelve Months Ended June 30,
	2003	2002
Revenues:
Software licenses	$13,021	$16,023
Service and maintenance	40,865	38,169
Equipment and supplies	17,379	19,794

Total revenues	71,265	73,986

Cost of revenues:
Software licenses	1,936	1,455
Service and maintenance	20,358	18,506
Equipment and supplies	13,615	14,457

Total cost of revenues	35,909	34,418

Gross profit	35,356	39,568

Operating expenses:
Sales and marketing	17,084	19,504
Product development and engineering:
Product development and engineering	12,124	13,795
Stock compensation expense	71	411
General and administrative	11,088	11,016
Amortization of intangible assets	8,830	33,634

Total operating expenses	49,197	78,360

Loss from operations	(13,841)	(38,792)

Other income (expense), net	(189)	63

Loss before provision for income taxes and cumulative effect of accounting change	(14,030)	(38,729)
Provision for income taxes	60	60

Net loss before cumulative effect of accounting change	(14,090)	(38,789)

Cumulative effect of accounting change	(13,764)	—

Net loss	$(27,854)	$(38,789)

Basic and diluted:
Loss per share before cumulative effect of accounting change	$(0.90)	$(2.63)
Cumulative effect of accounting change	(0.88)	—

Net loss per share	$(1.78)	$(2.63)

Shares used in computing basic and diluted net loss per share:	15,667	14,725

Pro forma (excluding acquisition-related charges):(1)
Net loss	$(5,189)	$(4,744)

Basic and diluted net loss per share	$(0.33)	$(0.32)

(1)	Pro forma presentation is before the cumulative effect of accounting change and excludes amortization of intangible assets and amortization of stock compensation expense, net of tax.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2003	June 30, 2002
Assets
Current assets:
Cash and cash equivalents	$25,802	$25,931
Accounts receivable	13,281	15,242
Other current assets	4,148	4,213

Total current assets	43,231	45,386

Property and equipment	6,447	6,955
Intangible assets	22,660	43,540
Other assets	1,024	1,689

Total assets	$73,362	$97,570

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,712	$5,310
Accrued expenses	6,005	5,671
Deferred revenue and deposits	13,697	13,452
Current portion of long-term debt	253	253

Total current liabilities	25,667	24,686

Long-term debt	—	253

Total liabilities	25,667	24,939

Stockholders’ equity
Common stock	17	16
Additional paid-in-capital	164,809	164,022
Deferred compensation	(78)	(474)
Accumulated other comprehensive income	1,628	182
Treasury stock	(4,250)	(4,538)
Retained deficit	(114,431)	(86,577)

Total stockholders’ equity	47,695	72,631

Total liabilities and stockholders’ equity	$73,362	$97,570